UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Euro Solar Parks, Inc.

Nevada	3433	26-3866816
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

81 Elmwood Avenue Ho-Ho-Kus, N.J. 07423 917-868-6825

Agent For Service: Laughlin Associates, Inc. 2533 N. Carson Street Carson City, NV 89706, USA Phone: +1 (775) 883-8484 Fax: +1 (775) 883-4874 Web: www.laughlinusa.com

Copies to:
Novi & Wilkin Attorneys at Law 1325 Airmotive Way, Suite 140 Reno, NV 89502 775-232-1950 Fax: 775-201-8331

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered1)	Proposed Maximum Offering Price per Share ($)	Proposed Maximum Aggregate Offering Price ($)2)	Amount of Registration Fee ($)

Shares of Common Stock, $.001 par value	441,800	$1.00	$441,800	$26.45

1)	The shares of our Common Stock being registered hereunder for resale by the selling security holders named in the prospectus.

2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act. The Company will derive no financial benefit from the sales of these shares. The shares will be offered at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

Prospectus

Euro Solar Parks, Inc.

441,800 Shares of Common Stock
$1.00 per share
$441,800

This is the initial offering of Common stock of Euro Solar Parks, Inc. (ESP). ESP (“Company,” “we,” “us,” and “our”) will derive no financial benefit from the sales of these shares. The shares will be offered at a fixed price of $1.00 per share by its selling shareholders until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange. We will pay for all of the expenses related to this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. (Please see Risk Factors starting on page 8)

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. However, the Company has generated no revenues, has accumulated a loss during its development stage, and currently lacks the capital to pursue its business plan. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Subject to Completion, Dated ____________, 2010

Euro Solar Parks, Inc.
81 Elmwood Avenue
Ho-Ho-Kus, NJ  07423
917-868-6825

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding Euro Solar Parks, Inc. (the “Company”). In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “ESP” are to the Company.

A CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

GENERAL INFORMATION ABOUT OUR COMPANY

Euro Solar Parks, Inc was incorporated on October 21, 2008 in Nevada and has its headquarters office in Ho-Ho-Kus, New Jersey.

The Company will act as a holding company which will own 100% of the equity of local operating companies as subsidiaries’ they either acquire or develop   The day-to-day operations of these subsidiaries will be managed in those countries where the group intends to have its solar power plants.

Euro Solar Parks, Inc. will control the local operating companies (country subsidiaries). This means the company will take care of the financial controlling and reporting of the entire group will monitor the day-to-day operations of the local subsidiaries and will be responsible for investor and public relations and fund raising.

At the current development stage, Euro Solar Parks, Inc. will coordinate the evaluation and assessment procedures for the development of such solar power plants. This includes the research for and assessment of appropriate building land resources; the monitoring of the necessary governmental licensing procedures and the evaluation of appropriate engineers, photovoltaic systems (aka PV systems) and software.
The Company plans to start with operational work during the second quarter of 2010 and expects first revenues from operations in 2011.

WHERE YOU CAN FIND US

Our offices are located at:

Euro Solar Parks, Inc
81 Elmwood Avenue
Ho-Ho-Kus, NJ 07423
917-868-6825

Agent For Service:

Laughlin Associates, Inc.
2533 N. Carson Street
Carson City, NV  89706, USA
Phone: +1 (775) 883-8484
Fax: +1 (775) 883-4874
Web: www.laughlinusa.com

DESCRIPTION OF OUR BUSINESS

Euro Solar Parks will develop, build and operate commercial solar power plants with a focus on the European solar energy market. Our vision is to supply European emerging markets with healthy and affordable electrical energy resources.

Euro Solar Parks will act as a holistic general contractor, which means that the company will manage and control the entire process from development to construction up to operation and maintenance of solar power plants. Operations means, that the company will sell the electricity, produced by the wholly-owned solar power plant, to the local and/or national power networks of its target markets.

Euro Solar Parks, Inc. (ESP)

THE OFFERING

This prospectus covers the resale by the selling shareholders named in this prospectus of 441,800 shares of our common stock. The offered shares were acquired by the selling shareholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. A Form D has been filed with the SEC. The selling shareholders will sell their shares of our common stock at a  fixed price  of $1.00 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

Securities Being Offered:	441,800 Shares of common stock, $.001 par value, at a price of $1.00 per share held by 44 selling shareholders for which the Company will receive no financial benefit.

Offering Price per Share:	$1.00

Offering Period:	The shares are being offered for a period not to exceed 180 days

Net Proceeds to Our Company:	We will not receive proceeds from the sale of the 441,800 common shares offered by our selling shareholders.

Use of Proceeds:	No proceeds to the Company

Number of Shares Outstanding Before the Offering:	4,145,800

Number of Shares Outstanding After the Offering:	4,145,800

SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the “Plan of Operations” and our audited financial

Balance Sheet Data:	As of December 31, 2009
(Unaudited)
Cash and cash equivalents	$39,566
Total assets	47,899
Total liabilities	24,629
Stockholders’ Equity	$23,270

As of
Statement of Operations Data:	September 30, 2009
(Unaudited)
Revenues	$0
Total operating expenses	$58,102
Net (loss)	$(58,102)
Net (loss) per share	$(.01)

Weighted average number of shares
Outstanding – basic and diluted	4,110,974

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY:

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THAT THE COMPANY WILL CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. However, the Company has generated no revenues, has accumulated a loss during its development stage, and currently lacks the capital to pursue its business plan. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

WE ARE INCURRING LOSSES AND MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

Incurred losses

Since its inception, the company has incurred net losses and has negative cash flows from operations. Euro Solar Parks plans to enter commercial business activity in early or summer of 2010. Euro Solar Parks expects to continue to make significant capital expenditures and anticipate that these expenses will increase in the near term as the company continues to acquire land resources, to develop its operations and additional personnel. Euro Solar Parks does not expect to become profitable until after the first entire solar power plant is in operation.

The business plan foresees the following agenda: First project will be a 6MWp solar power plant on a 100,000 m2 land resource. Based on several comparable projects, we expect a total development time frame of 6 to 9 months until the first power plant starts feeding the grid. This timeframe includes planning, construction and connection to the power grid.  Euro Solar Parks does not expect to become profitable until after the first entire solar power plant is in operation, which is expected as per beginning of 2011.

We have, in our history, generated no revenues from operations, have incurred substantial expenses, and have sustained losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses, and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, market acceptance of our products, and services and competition.

THE COMPANY IS AN EARLY STAGE COMPANY AND SUBJECT TO THE RISKS INHERENT IN THE CREATION OF A NEW BUSINESS.

Early-stage-company

Euro Solar Parks is an early-stage company that seeks to take advantage of the construction and operation of wholly-owned solar power plants and to sell electricity, produced by solar energy.

There is little meaningful historical financial or other information available upon which an evaluation of our business and prospects can be done. Euro Solar Parks has not begun construction of solar power plants or sale of electricity through solar power plants. At this early stage, Euro Solar Parks has less insight into how market and technology trends may affect Euro Solar Park’s business than the company expects to have in the future. The revenue and income potential of Euro Solar Park’s business is unproven. As a result, business and prospects should be considered in light a lack of operating history and the challenges that Euro Solar Parks will face as an early-stage company. If Euro Solar Parks is not able to develop its business, the company will not be able to achieve its goals and could suffer economic loss, in which case an investor may lose his entire investment.

The Company is subject to substantially all the risks inherent in the creation of a new business. As a result of its small size and capitalization and limited operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, and other contingencies or events beyond the control of the Company. It may be more difficult for the Company to prepare for and respond to these types of risks and the risks described elsewhere in this Registration Statement than for a company with an established business and operating cash flow.

WE DO NOT HAVE ANY SIGNED AGREEMENTS OR CONTRACTS AT THIS TIME.

Currently, Euro Solar Parks, Inc. does not have any customers and has not signed any sales contracts as of March 20, 2010 .

ANY FAILURE TO MAINTAIN ADEQUATE GENERAL LIABILITY, COMMERCIAL, AND SERVICE LIABILITY INSURANCE COULD SUBJECT US TO SIGNIFICANT LOSSES OF INCOME.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims. Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition. There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

NEARLY ALL OF THE ASSETS OF THE COMPANY WILL BE LOCATED OUTSIDE OF THE UNITED STATES IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE JUDGMENTS AGAINST THE COMPANY

Although Euro Solar Parks, Inc. was organized under the laws of the State of Nevada, the company’s principal operations and business offices will be located outside of the United States of America.

As such, it may be difficult for investors to enforce judgments against the company that are obtained in the United States in any action, including actions predicated upon civil liability provisions of the federal securities laws. In addition, nearly all of the assets of the company will be located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against the company or such persons judgments predicated upon the liability provisions of United States securities laws. In addition, as the majority of our assets are located outside of the United States, it may be difficult to enforce United States bankruptcy proceedings against the company. Under United States bankruptcy laws, courts typically have jurisdiction over a debtor’s property, wherever it is located, including property situated in other countries. Courts outside of the United States may not recognize the United States bankruptcy court’s jurisdiction. Accordingly, you may have trouble administering a United States bankruptcy case involving a Nevada company as debtor with most of its property located outside the United States. Any orders or judgments of a bankruptcy court obtained by you in the United States may not be enforceable.

THE PLANNED INCREASE IN THE NUMBER OF CUSTOMERS USING OUR SERVICE MAY MAKE OUR FUTURE RESULTS UNPREDICTABLE.

Our future results depend on various factors, including successful selection of new markets, market acceptance of the ESP experience, consumer recognition of the quality of our services and products and willingness to pay our prices and general economic conditions.

OUR REVENUE GROWTH RATE DEPENDS PRIMARILY ON OUR ABILITY TO MULTIPLY OUR BUSINESS MODEL AND EXPAND OUR OPERATIONS.

We may not be able to identify and maintain the necessary markets as wells as relationships with our customers and suppliers. Our ability to execute our business plan also depends on other factors, including:

•	negotiating representation and marketing agreements with acceptable terms;

•	hiring and training qualified personnel;

•	managing marketing and development costs at affordable levels;

•	cost and availability of labor;

A FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD HARM OUR BUSINESS AND OPERATING RESULTS.

Our plans call for a significant increase in the growth of Solar Parks in Europe. Financial and management controls and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. We also place a lot of importance on our culture, which we believe will be an important contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Our failure to manage our growth effectively could harm our business and operating results.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY AND COULD FALL BELOW THE EXPECTATIONS OF INVESTORS DUE TO VARIOUS FACTORS.

Inability to complete business plans

Euro Solar Parks may be unable to complete its development, construction and commercialization plans and the failure to do so will significantly harm the company’s business plans, prospects, results of operations and financial condition.

Commercializing the solar power plants as planned and projected depends on a number of factors, including:

•	achievement of certain critical licenses;

•	further plant and producing process development;

•	research, evaluation and purchase of latest state-of-the-art PV-technology;

•	development of the necessary large scale production capabilities;

•	completion and implementation of the company’s procurement management;

•	completion and implementation of the company’s distribution channels;

•	building and operating the initial solar power plant and demonstrating efficiencies that will make the company’s electricity attractively priced.

Further, the company has focused primarily on research, assessment and acquisition of appropriate land resources. Euro Solar Parks does not know whether the processes, products or services the company has developed will be capable of delivering solar energy to local / national power networks that meet the requirements for cost, schedule, quality, engineering, production standards, field certification, and volume requirements.

Because of these factors, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. In the future, our operating results may fall below the expectations of investors. In that event, the value of our Common Stock or other securities would likely decrease.

OUR REVENUE IS SUBJECT TO VOLATILITY BASED ON THE GLOBAL ECONOMY, PRICING AND DEMAND FOR ELECTRICAL ENERGY.

World events and other factors could also cause our revenue to fluctuate from quarter to quarter.

THE COMPANY’S ABILITY TO EXPAND ITS OPERATIONS AND TO DEVELOP FULLY OPERATING SOLAR POWER PLANTS WILL DEPEND UPON THE COMPANY’S ABILITY TO RAISE SIGNIFICANT ADDITIONAL FINANCING AS WELL AS TO GENERATE REVENUE.

Requirement of significant additional funds

To date, Euro Solar Parks has had negative cash flows from the inception and set-up of its operations and has depended on sales of the company’s equity securities to meet the cash requirements. The company’s ability to expand its operations and to develop fully operating solar power plants will depend upon the company’s ability to raise significant additional financing with acceptable terms as well as to generate revenue. If Euro Solar Parks is unable to obtain such financing, the company will not be able to develop its business. Specifically, Euro Solar Parks will need to raise additional funds to:

•	incorporate local subsidiaries;

•	acquire appropriate land resources;

•	develop the acquired land resources into commercial and/or industrial ground;

•	plan, develop and construct solar power plants;

•	purchase the necessary equipment, such as photovoltaic modules;

•	connect solar power plants with local / national power networks;

•	pay current operational cost for the maintenance of its solar power plants;

•	finance marketing and sales activities.

Euro Solar Parks may not be able to obtain additional equity or debt financing as required. Even if financing is available, it may not be available on terms that are acceptable or favorable to the company or in sufficient amounts to satisfy the company’s requirements. If the company requires, but is unable to obtain, additional financing in the future, Euro Solar Parks may be unable to implement its business plan and growth strategies, respond to changing business or economic conditions, withstand adverse operating results and compete effectively. More importantly, if Euro Solar Parks is unable to raise additional financing when required, the company may be forced to scale down its operations and its ability to generate revenues may be reduced. There are no current arrangements to secure any such financing.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions, such as financial covenants under any future credit facility. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

COMPLETING THE CONSTRUCTION AND INSTALLATION OF THE FIRST SOLAR POWER PLANT IS SUBJECT TO SIGNIFICANT RISKS, INCLUDING RISKS OF DELAYS, WHICH MIGHT BE CAUSED BY PROBLEMS WITH THE DEVELOPMENT OF LAND RESOURCES

Completing the construction and installation of the first solar power plant is subject to significant risks, including risks of delays, which might be caused by problems with the development of land resources, engineering problems, equipment problems, cost overruns and other start-up and operating difficulties. Significant delays might occur during the phases of the acquisition and/or development of land resources, especially when land resources need to be transformed into and licensed for commercial / electricity production purpose. Further delays might occur during the construction period as well as at the stage of connecting the completed solar power plant with the power grid.

If the company experiences any of these or similar difficulties Euro Solar Parks may be unable to complete its first solar power plant and Euro Solar Parks would likely have no production capacity and investors could lose their entire investment.

WE ARE EXPOSED TO INCREASED COSTS AND RISKS ASSOCIATED WITH COMPLIANCE WITH CHANGING LAWS, REGULATIONS AND STANDARDS IN GENERAL, AND SPECIFICALLY WITH INCREASED AND NEW REGULATION OF CORPORATE GOVERNANCE AND DISCLOSURE STANDARDS.

We expect to spend an increased amount of management time and external resources to comply with existing and changing laws, regulations and standards in general, and specifically relating to corporate governance under the Sarbanes-Oxley Act of 2002. In particular, Section 404 of the Sarbanes-Oxley Act of 2002 requires management to annually review and evaluate all of our internal control systems, and file attestations of the effectiveness of these systems by our management and by our independent auditors. This process may require us to hire additional personnel and use outside advisory services and result in additional accounting and legal expenses. If in the future our chief executive officer, chief financial officer or independent auditors determine that our controls over financial reporting are not effective as defined under Section 404, investor perceptions may be adversely affected and could cause a decline in the value of our stock. If our independent auditors are unable to provide an unqualified attestation of management’s assessment of our internal control over financial reporting, or disclaim an ability to issue an attestation, it could result in a loss of investor confidence in our financial reports, adversely affect our stock value and our ability to access the capital markets or borrow money. Failure to comply with other existing and changing laws, regulations and standards could also adversely affect the Company.

RISKS ASSOCIATED WITH THIS OFFERING

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S MAJOR SHAREHOLDER WILL CONTROL NOT LESS THAN 63% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK.

Presently, the Company’s major shareholder beneficially owns 2,900,000 (69.9%) shares of the outstanding common stock of the Company. Because of such ownership, investors in this offering will have limited control over matters requiring approval by ESP shareholders, including the election of directors. Such concentrated control may also make it difficult for ESP stockholders to receive a premium for their shares of ESP in the event the Company enters into transactions which require stockholder approval. In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control of the Company. For example, Nevada law provides that a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF ESP FAILS TO IMPLEMENT ITS BUSINESS PLAN.

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company. ESP was formed in Nevada on October 21, 2008. The Company has no demonstrable operations record of substance upon which investors can evaluate the Company’s business and prospects. ESP prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

We will compete with many well-established companies. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.
Electric utility companies could lobby for a change in the relevant legislation in their markets to protect their current revenue streams. Any adverse changes to the regulations and policies of the solar energy industry could deter other electricity providers or important investors from the markets, targeted by Euro Solar Parks, Inc.

In addition, electricity generated by PV-power plant systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as flat rate pricing, would require PV systems to achieve lower prices in order to compete with the price of electricity.

Any changes to government regulations or utility policies that favor electric utility companies could reduce the company’s competitiveness and cause a significant reduction in demand for electricity, produced and delivered by Euro Solar Parks, Inc.

The solar energy and renewable energy industries are both highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with the larger more established electric power industry.

Most, if not all, of the company’s competitors across each of these segments are more established, benefit from greater market recognition and have substantially greater financial, development, producing and marketing resources than Euro Solar Parks. If we the company is unable to effectively compete for customers and suppliers, the Company’s financial condition and results of operations will suffer.

Euro Solar Parks is a new player in the market for energy supply in general and renewable energy products in particular. The company has never have sold electricity on a mass market commercial basis, and does not know whether the company will be accepted by the market as a reliable supplier of renewable energy.

The market for renewable energy is at a relatively early stage of development and the extent to which the market for solar energy will be widely adopted is uncertain. If the company or its products are not accepted by the market, the company’s business plans, prospects, results of operations and financial condition will suffer. Moreover, demand for solar energy in the company’s targeted emerging markets, such as Ukraine, Hungary, Romania, Bulgaria, Turkey and Greek as well as miscellaneous South-American countries, may not develop or may develop to a lesser extent than the company anticipates. The ability to sell the company’s energy products at a reasonable price per watt may be affected by a number of factors, many of which are beyond the company’s control, including but not limited to:

•	The company’s failure to produce solar energy-based electricity that competes favorably against other energy products on the basis of cost, quality and performance;

•	Competition from conventional energy sources and alternative distributed generation technologies, such as wind and water energy;

•	The company’s failure to develop and maintain successful relationships with governmental bodies, local decision makers, systems integrators and other engineers, as well as strategic partners; and

•	Customer acceptance of solar energy products.

If the company’s proposed energy products fail to gain sufficient market acceptance, the company’s business plans, prospects, results of operations and financial condition will suffer.

ESP MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

The Company has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available.

THE COSTS TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY SUBJECT TO THE EXCHANGE ACT OF 1934 WILL BE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN TO MEET ROUTINE BUSINESS OBLIGATIONS.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs could range up to $15,000 per year in the next few years and will be higher if our business volume and activity increases but lower during the first years of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do not carry directors and officers’ liability insurance. Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain. If we are unable to provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officer’s liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date, which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

WE MAY NOT ACHIEVE RESULTS SIMILAR TO THE FINANCIAL PROJECTIONS IN THIS REGISTRATION.

Any projections and related assumptions discussed in this registration were based on information about circumstances and conditions existing as of the date of this Prospectus. The projections and estimated financial results are based on estimates and assumptions that are inherently uncertain and, though considered reasonable by us, are subject to significant business, economic, and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly lower than projected. We do not intend to update the projections. The inherent uncertainties in results increase materially for years closer to the end of the projected period. Neither we nor any other person or entity assumes any responsibility for the accuracy or validity of the projections.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN ESP BECAUSE THERE IS NO PUBLIC MARKET FOR THE COMPANY’S STOCK.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the Over the Counter Bulletin Board (“OTC Bulletin Board”) maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker The OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock at this time and none may do so.

There is no public market for the Company’s common stock. One major shareholder currently holds 69.9% of the ESP issued and outstanding common stock. Therefore, the current and potential market for ESP common stock is limited. No market is available for investors in ESP common stock to sell their shares if the Company does not acquire listing status. The Company cannot guarantee that a meaningful trading market will develop.

If ESP stock ever becomes tradable, of which the Company cannot guarantee success the trading price of ESP common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company’s control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Company stock.

ALL OF ESP ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF ESP COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 4,145,800 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided the company is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. The Company currently has one major shareholder who owns 2,900,000 restricted shares or 69.9% of the outstanding common stock. When these shares become unrestricted and available for sale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company common stock in any market that might develop.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA. Commencing upon the effectiveness of our registration statement of which this Prospectus is a part we will seek out a market maker. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

DIVIDEND RISK

At present, we are not in a financial position to pay dividends on our common stock and future dividends will depend on our profitability. Investors are advised that until such time the return on our common stock is restricted to an appreciation in the share price.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION, AND THE TRADING MARKET IN OUR COMMON STOCK IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE INVESTMENT VALUE OF OUR STOCK.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and

•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

•
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination. Additionally, the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.

•
Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

•
Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commission’s payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had no trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this Prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

DESCRIPTION OF OUR BUSINESS

Euro Solar Parks intends to develop, build and operate commercial solar power plants with a focus on the European solar energy market. Our vision is to supply European emerging markets with healthy and affordable electrical energy resources.

Euro Solar Parks will act as a holistic general contractor, which means that the company will manage and control the entire process from development to construction up to operation and maintenance of solar power plants.

Operations means, that the company will sell the electricity, produced by the wholly-owned solar power plant, to the local and/or national power networks of its target markets.

GENERAL INFORMATION ABOUT OUR COMPANY

Euro Solar Parks, Inc was incorporated on October 21, 2008 in Nevada and has its headquarters office in Ho-Ho-Kus, New Jersey.

The Company will act as a holding company which will own 100% of the equity of local operating companies as subsidiaries’ they either acquire or develop. The day-to-day operations of these subsidiaries will be managed in those countries where the group intends to have its solar power plants.
Euro Solar Parks, Inc. will control the local operating companies (country subsidiaries). This means the company will take care for the financial controlling and reporting of the entire group, will monitor the day-to-day operations of the local subsidiaries and will be responsible for investor and public relations and fund raising.

At the current development stage, Euro Solar Parks, Inc. will coordinate the evaluation and assessment procedures for the development of such solar power plants. This includes the research for and assessment of appropriate building land resources; the monitoring of the necessary governmental licensing procedures; the evaluation of appropriate engineers, hardware (PV systems) and software.

The company plans to commence with the operational work during the second quarter of 2010, which will include, first of all, the formation of the first local subsidiary, the set-up of the first  local office infrastructure and engagement of operational staff.  Furthermore, the company will drive the development of its first solar power plant project through initializing the acquisition process of necessary land resources and immediate start of the detailed planning work for a first solar power plant with an approximate power output up to 6 megawatt peak (MWp).  Parallel to the ongoing development work, the company will enter into negotiations with banks, institutional investors and government investment funds to ensure a proper project financing, which is fundamental precondition to start with the plant construction work.

Based on our research on several comparable projects, we expect a time frame of 9 to 12 months to construct and complete our first operational power plant. This time frame will include the planning and construction of the power plant and its connection to the power grid. The total time of development can vary depending on the size and location of our first solar power plant and the availability of sub-contractors and building materials.

For 2010 we estimate start-up costs of $100,000 to $150,000 to finance the start of our early operational work. This will include the set-up of our first local office infrastructure, the engagement of operational staff and the start of some pre-planning and development work for the first solar power plant project. These start-up costs do not include any costs for the acquisition of land resources or the start of any construction and building work for the first solar power plant.

The acquisition of land resources and the construction of our first solar power plant will require additional investment capital either in form of equity capital, mezzanine financing or any type of senior loans. Once the first local infrastructure has been set up, we will prepare a project-specific feasibility study; develop an appropriate financing concept and start negotiations with potential investors, such as banks, private investment funds and government agencies.

As of today, we are not able, yet, to determine in detail the amount of cash and capital requirements to finance the acquisition of land resources and the construction of our first solar power plant, since acquisition and construction cost mainly depend on the current demand and supply situation in a specific target market.

The preparation of detailed feasibility studies and appropriate financing concepts will be part of our operational work. We project the following operational timetables for the next 24 months:

#	Events / Milestones	Actions	Time
(1)	Selection of the first market to start	Assessment of the targeted geographical markets. Selection and determination of the first target market, where the company will start developing the first solar power plant.	This procedure has already started.
(2)	Determination of production volume for the defined target market	Definition of the amount and size of solar power plants to be projected in the starting target market.	This procedure has already started and is a constantly on-going process for several target markets.
(3)	Set-up of the local operations	Incorporation of the local country corporation, set-up of the office infrastructure and employment of the local staff	1 to 3 months; depending on the local circumstances
(4)	Purchase and licensing of the necessary building land resources	Research, assessment and purchase of the necessary building land resources; licensing of the building land resources for commercial / electricity production purpose.	1 to 3 months
(5)	Development and planning of the first solar power plant	General planning of the first solar power plant, including research, assessment and selection of the appropriate PV systems.	Up to 3 months – depending on the quality of engaged sub-contractors
(6)	Construction of the first solar power plant	Construction and completion of the power plant up to connection to the power grid.	Up to 9 months – depending on size and location of the power plant and the availability of sub-contractors and building materials
(7)	Assessment and start of further projects	Assessment, determination and development of further projects in the same or in different geographic target markets.	Up to 12 months in total

INDUSTRY BACKGROUND

Currently, the production and sale of renewable energy is actively supported by the European Union and its member countries through various means such as subsidies, investment programs, tax incentives and guaranteed feed-in tariffs (aka input charges).

Feed-in tariffs are based on the obligation of the European countries to purchase renewable energy at a price level that allows competing against traditional electricity suppliers.

Within the European Union, feed-in tariffs range from about EUR 0.20 to EUR 0.55 per kWh. There is no common flat unit price throughout the entire European Union but different input charges for each single member country, based on the individual Renewable Energy Act of each European Union member country.

Feed-in tariffs (or input charges) depend on a selection of different parameters:

•	Geographical market (each country defines its own feed-in tariff structure)

•	Specific size of a solar power plant (indicated by megawatt output (MW) and kilowatt peak)

•	Specifically average output volume (indicated by kilowatt per hour)

•	Type of solar power plant and interconnection to other power plants

Other factors that have a significant influence on feed-in tariffs and, therefore, on the company’s revenue, cash flows and profits are:

•	Duration of state-guaranteed feed-in tariffs (defined by each country; the range goes from 20 to 30 years)

•	Rate of price degression (usually state-guaranteed feed-in tariffs decrease over the a certain time period by a certain percentage; such degression degree can range between 3% and 6% per year)

•	Inflation (some European countries fix the annual feed-in tariff with the national inflation rate)

PRINCIPAL SERVICES AND THEIR MARKETS

Euro Solar Parks is active in the Energy Sector; especially in the field of renewable energy with focus on solar energy. The Company intends to plan, develop, construct, operate and maintain solar power plants. The final product that the Company will sell, and that will generate income and cash flow, is electricity produced through solar energy.

ESP will act as a holistic general contractor, which means the Company will manage and control the entire process from development to construction up to operation and maintenance of solar power plants. This will include the following services:

•	Planning & development of complete turn-key solar power plants

•	Research, assessment & acquisition of the necessary land resources

•	Evaluation, assessment & purchase of appropriate PV systems

•	Management & super vision of the entire plant construction work

•	Day-to-day electricity production and feed-in into local / national power grids

•	Management & maintenance of the solar power plant installation

•	Relationship to the local authorities and electricity supplier

The Company will focus on emerging markets in Eastern Europe and South America that guarantee, for a period of at least 25 years, growing demand for renewable energy, attractive input charges and low maintenance cost.

Geographic markets of major interest are: Rumania, Ukraine, and Bulgaria as well as Turkey and Greece and several local markets in South-America.

As of 2010, the Eastern European countries do not show a significant solar power plant industry, yet, since most of the European financial support programs for renewable energy were focused on European Western countries, such as Germany, Spain and Portugal, in the past.

As a consequence of the ongoing extension and development of the European Union, this trend has changed during the last twenty-four months. Eastern European countries can now benefit from direct and indirect support from the European Union in form of significant subsidies for projects in the field of renewable energy, which opens attractive chances to successfully participate in the local market for energy supply.

DISTRIBUTION METHODS

Euro Solar Parks intends to develop solar power plants for nation-wide general power networks. Target clients are national utility corporations, owned either by a government body or group of private shareholders who will purchase electricity directly from the company’s local solar power plants. Euro Solar Parks will not develop and/or build insular plants, which are only used for supplying buildings and smaller private communities and that are not connected to the nation-wide network. Therefore, Euro Solar Parks, Inc. will only handle B2B (business to business) customers but not retail customers.

To successfully enter the targeted markets, excellent relationships to senior decision makers of governmental bodies and/or private utility companies are crucial key success factors.

Actually, Euro Solar Parks is developing an external network of seasoned experts acting as representatives and lobbyist who are in charge of providing access to the relevant decision makers of governmental bodies and private utility companies. The direct access to senior decision makers is essential to shorten time frame of national application and licensing procedures and to accelerate the development and set-up of operations.

Representatives and other necessary local experts / advisors will beengaged and retained on the basis of temporary consulting agreements; consulting fees will be split into basis retainers and success fees.

STATUS OF ANY PUBLICLY ANNOUNCED SERVICES

None at this time

COMPETITION

Efforts of electric utility companies lobbying to protect their revenue streams

Euro Solar Parks is and will be a new player in the market for energy supply in general and renewable energy products in particular. The company’s competitive business conditions will depend on the various geographical target markets and the specific development stage of their local solar energy industry.

Euro Solar Parks expects significant competition from traditional electric utility companies as well as from other newly established alternative energy suppliers, both aiming to enter the market for renewable energy products. Most of these competitors are more established, have more market experience, benefit from greater market recognition and have substantially greater financial, development, producing and marketing resources than Euro Solar Parks. Strong and well-established competitors could lobby for a change in the relevant legislation in their markets to protect their current revenue streams. Any adverse changes to the regulations and policies of the solar energy industry could harm the company’s business model and render the planned business strategy obsolete.

In addition, electricity generated by PV-power plant systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as flat rate pricing, would require PV systems to achieve lower prices in order to compete with the price of electricity. Therefore Euro Solar Parks not only competes against well-established energy utility companies but also with the technology as well as pricing and cost structure of other solar energy suppliers.

In order to successfully compete, the company will focus on a precisely defined business strategy that concentrates on the following strategic key factors:

- Lean company structure to avoid excessive administration and management cost;
- Strong investment discipline in the areas of acquisition of land resources and purchase of PV systems;
- Selective cooperation with locally leading legal advisors and engineering firms;
- Implementation of PV systems that provide “state-of-the-art” technology at favorable prices;
- Continuing cost and performance controlling to ensure profitable operations.

In comparison to traditional energy utility companies within the targeted geographical markets, we believe that we will have a unique combination of competitive strengths including fast decision process, flexible company structure and access to cost efficient PV technology.

Nevertheless, the market for renewable energy is at a relatively early stage of development and the extent to which the market for solar energy will be widely adopted is uncertain. If our company or our products are not accepted by the market, our business plans, prospects, results of operations and financial condition will suffer. Moreover, demand for solar energy in our targeted emerging markets, such as Ukraine, Hungary, Romania, Bulgaria, Turkey and Greek as well as miscellaneous South-American countries, may not develop or may develop to a lesser extent than we anticipates. Our ability to sell our energy products at a reasonable price per watt may be affected by a number of factors, many of which are beyond our control, including but not limited to:

•           Our failure to produce solar energy-based electricity that competes favorably against other energy products on the basis of cost, quality and performance;
•           Competition from conventional energy sources and alternative distributed generation technologies, such as wind and water energy;
•           Our failure to develop and maintain successful relationships with governmental bodies, local decision makers, systems integrators and other engineers, as well as strategic partners.

If our proposed energy products fail to gain sufficient market acceptance, our business plans, prospects, results of operations and financial condition will suffer.

SOURCES OF AND AVAILABILITY OF SERVICES AND MATERIALS

Dependence on important third-party suppliers

Euro Solar Parks will depend on a limited number of third-party suppliers that will be responsible for engineering services and the supply of photovoltaic systems (aka PV systems).

A critical topic is the evaluation, selection and acquisition of the necessary photovoltaic system (PV system). PV systems have to meet geographical and meteorological preconditions of a specific geographical target market. The selection of a PV system supplier that meets exactly the requirements of such specific geographical target market is essential for the ability of a solar power plant to produce efficient and profitable.

From this point of view, Euro Solar Parks, Inc. mainly depends on the knowledge and expertise of potential suppliers of PV systems. Any disruption from such service and material suppliers could prevent the company from building solar power plants and producing and selling cost-effective electricity.
Euro Solar Parks will use knowledge, materials and components procured from a limited number of external experts and third-party suppliers. We currently work together with a small amount of experts in the field of development and construction of solar power plants. The company does not currently have in place any supply contracts. If the company fails to maintain its relationships with these experts and suppliers, or fail to secure additional supply sources from other service and product suppliers, the company may be unable to develop solar power plants and to produce electricity from solar energy or the electricity delivered may be available only at a higher cost or after a long delay. Any of these factors could prevent Euro Solar Parks from delivering its products to customers within required timeframes, resulting in potential order cancellations and lost revenue.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We currently do not have any customers or signed any sales contracts with our potential customers.

As a nature of the energy sector, energy suppliers for mass consumption need to deal with a small amount of large-scale distributors who buy electricity from these suppliers. Since Euro Solar Parks will not develop and/or build insular plants, which are only used for supplying buildings and smaller private communities and that are not connected to the nation-wide network, target clients of Euro Solar Parks are national utility corporations, owned either by a government body or private shareholders. Therefore, the amount of different potential customers is heavily limited.

European large-scale distributors who buy electricity from independent suppliers of renewable energy, such as solar energy, usually have to enter into long-term agreements that guarantee fixed feed-in tariffs for a minimum period of 20 years. Such feed-in tariffs are based on the obligation of the European countries to purchase renewable energy at a price level that allows competing against traditional electricity suppliers. Terms and conditions of feed-in agreements are based on and regulated through the individual Renewable Energy Act of each European Union member country, but are also part of individual negotiations with potential end-customers. Individual feed-in agreements may include special clauses that allow customers to adjust feed-in tariffs to national degression rates and/or inflation rates.

The change of feed-in tariffs or loss of one of these larger customers or their default in payment could significantly reduce the company’s revenues and harm the operating results. The company’s customer relationships still have to be developed over the next months and years. Therefore, Euro Solar Parks cannot guarantee that the company will continue to receive significant revenues from these customers over the long term.

PATENTS AND TRADEMARKS

The Company currently has no registered patents or trademarks.

It is not planned that the company will acquire any registered patents or trademarks in the near future, since the planned business activity of Euro Solar Parks, Inc. does not depend directly on any kind of patents, copyrights or trademarks.

Patents and trademarks are usually held by manufacturing companies of photovoltaic (PV) cells and modules, and/or held by suppliers of entire PV systems. The purchase and implementation of a certain PV system technology usually includes the right to use the technology behind the implemented PV system.

GOVERNMENT AND INDUSTRY REGULATION

Regulations and policies and changes to these regulations and policies

The market for electricity generating power plants is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities.

These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In a number of countries, these regulations and policies have been modified in the past and may be modified again in the future. In addition, electricity generated by photovoltaic systems (aka PV systems), whereas electric current is generated by the conversion of sunlight energy into direct current, mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate, would require PV systems to achieve lower prices in order to compete with the price of electricity generated using other technologies.
Dependence on government subsidies and economic incentives

Within the company’s major target markets Rumania, Ukraine, Bulgaria, Turkey and Greece, the production, distribution and sale of renewable energy is actively supported through various government subsidies and economic incentives such as state guaranteed investment programs, tax incentives and guaranteed feed-in tariffs (aka input charges).

Guaranteed feed-in tariffs are based on the obligation of the European Union member countries to purchase renewable energy at a price level that allows competing against traditional electricity suppliers. Within the company’s European target markets feed-in tariffs range from about EUR 0.20 to EUR 0.55 per kWh.

Most of the company’s target markets offer tax incentive programs, providing flat rate taxes of 10% on the annual net income or even exemptions of 0% for regions with high unemployment.

The reduction, elimination or expiration of such government subsidies and economic incentives for on-grid solar electricity could result in the diminished competitiveness of solar energy relative to conventional and non-solar renewable sources of energy, which would negatively affect the growth of the solar energy industry overall and the company’s net sales specifically.

Euro Solar Parks believes that the near-term growth of the market for on-grid applications, where solar energy is used to supplement the electricity a consumer purchases from the utility network, depends significantly on the availability and size of government and economic incentives. Currently the cost of solar electricity substantially exceeds the retail price of electricity in every significant market in the world. As a result, federal, state and local governmental bodies in many countries have provided subsidies in the form of tariffs, rebates, tax write-offs and other incentives to end-users, distributors, systems integrators and manufacturers of solar power plant systems and PV products.

Political changes in the company’s geographical target markets could result in significant reductions or the elimination of incentives. Many of these government incentives could expire, phase-out over time, exhaust the allocated funding or require renewal by the applicable authority. A reduction, elimination or expiration of government subsidies and economic incentives for solar electricity could result in the diminished competitiveness of solar energy, which would in turn hurt the company’s sales and financial condition.

RESEARCH AND DEVELOPMENT ACTIVITIES

Technological changes

Technological changes in the solar power industry could render the planned solar power plants obsolete, which could prevent Euro Solar Parks from achieving sales and market share in the future.  At this time the company does not have any operating power plants nor does it own any specialized technology of its own.

If the company will not be able to implement new approaches of producing electricity from solar energy that can compete with such technological changes, the company will risk that its solar electricity could become uncompetitive or obsolete, which could prevent Euro Solar Parks from increasing sales and becoming profitable. The solar power industry is rapidly evolving and highly competitive. The company’s development efforts may be rendered obsolete by the technological advances of other solar power plant operators, and other technologies may prove more advantageous for the commercialization of solar power products. If this occurs, the company’s sales and profits could be diminished.

ENVIRONMENTAL LAWS

Efforts of electric utility companies lobbying to protect their revenue streams

Electric utility companies could lobby for a change in the relevant legislation in their markets to protect their current revenue streams. Any adverse changes to the regulations and policies of the solar energy industry could deter other electricity providers or important investors from the markets, targeted by Euro Solar Parks, Inc.

In addition, electricity generated by PV-power plant systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as flat rate pricing, would require PV systems to achieve lower prices in order to compete with the price of electricity.

Any changes to government regulations or utility policies that favors electric utility companies could reduce the company’s competitiveness and cause a significant reduction in demand for electricity, produced and delivered by Euro Solar Parks, Inc.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

There are no full-time or part-time employees at this time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements about the Company’s business, financial condition, and prospects that reflect ESP management’s assumptions and beliefs based on information currently available. The Company can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, the Company’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this Prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of March 20, 2010 by the selling shareholders prior to the offering contemplated by this Prospectus, the number of shares each selling security holder is offering by this Prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The Company sold through a Regulation D Rule 506 offering a total of 4,145,800 shares of common stock to 44 investors, at a @ weighted average price of USD 0.025.  The common shares being offered for resale by the selling security holders consist of the 441,800 shares of our common stock held by 43 shareholders. Such shareholders include the holders of the 4,145,800 shares sold in our private offering pursuant to Rule 506 Regulation D promulgated under section 4(2) of the Securities Act in reliance upon the exemption provided under section 4(2) of the Securities Act.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling shareholders at a purchase price range from $0.001 to $1.00 per share in a private placement (Form D filed with the SEC) to the remaining selling shareholders pursuant to the exemption from the registration under the Securities Act provided by section 4(2) of the Securities Act.
The percentages below are calculated based on 4,145,800 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

#	Name of Selling Stockholder	Position, Office or Material Relationship with Company3)	Common Shares Owned by Selling Stockholder1)	Total Shares to be Registered	in % of Issued & Outstanding Shares	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering	Percent of Total Issued and Outstanding2)
1.	Agromerkur AG	Hans Wadsack (Director)	2'900'000	0	0.0%	69.950%	2'900'000	70.0%
2.	Partner Capital Investment Ltd.	Esther N. Aguet (President)	190'000	50'000	1.2%	4.583%	140'000	3.4%
3.	Frostilos Business Corp.	Dr. Fabio Delco (Director)	180'500	50'000	1.2%	4.354%	130'500	3.1%
4.	Horst Invest Corp.	Martin Staeubli (Director)	172'000	50'000	1.2%	4.149%	122'000	2.9%
5.	Valentino Marketing Ltd.	Severin Knuesel (Director)	164'000	50'000	1.2%	3.956%	114'000	2.7%
6.	Una Finance Ltd.	Katerina Loannides (Director)	156'400	50'000	1.2%	3.772%	106'400	2.6%
7.	Nali Finance Corp.	Irene G. Spoerry (Director)	149'000	50'000	1.2%	3.594%	99'000	2.4%
8.	United Equity Capital AG	Dr. Philippe Meyer (President)	142'100	50'000	1.2%	3.428%	92'100	2.2%
9.	Celestial Global Holding Inc.	Christine Ping (Director)	20'000	20'000	0.5%	0.482%	0	0.0%
10.	Centrino Management Co., Ltd.	Lorena Cervantes (Director)	15'000	15'000	0.4%	0.362%	0	0.0%
11.	Green Coast Partners Ltd.	Ricardo Escalante (Director)	12'000	12'000	0.3%	0.289%	0	0.0%
12.	Feng Shui International Co., Ltd.	Emely Perez (Director)	10'000	10'000	0.2%	0.241%	0	0.0%
13.	Apus Holdings Inc.	Paula Jonch (Director)	10'000	10'000	0.2%	0.241%	0	0.0%
14.	Checkmate Holdings Inc.	Paul Jonch (Director)	8'000	8'000	0.2%	0.193%	0	0.0%
15.	La Rumba S.A.	Christina Chow (Director)	8'000	8'000	0.2%	0.193%	0	0.0%
16.	Dimitrios Argyros	Director / Insider (5,000 shares as bonus)	6'000	6'000	0.1%	0.145%	0	0.0%
17.	Sven Kriegbaum	-	100	100	0.0%	0.002%	0	0.0%
18.	Julia Schroeder	-	100	100	0.0%	0.002%	0	0.0%
19.	Leano Docal	-	100	100	0.0%	0.002%	0	0.0%
20.	Loris Docal	-	100	100	0.0%	0.002%	0	0.0%
21.	Marcos Docal	-	100	100	0.0%	0.002%	0	0.0%

22.	Thorsten Foerster	-	100	100	0.0%	0.002%	0	0.0%
23.	Marek Schroeder	-	100	100	0.0%	0.002%	0	0.0%
24.	Birthe Docal	-	100	100	0.0%	0.002%	0	0.0%
25.	Dirk Schewe	-	100	100	0.0%	0.002%	0	0.0%
26.	Mathias Drews	-	100	100	0.0%	0.002%	0	0.0%
27.	Jan Kriegbaum	-	100	100	0.0%	0.002%	0	0.0%
28.	Marisa Schroeder	-	100	100	0.0%	0.002%	0	0.0%
29.	Bennet Schroeder	-	100	100	0.0%	0.002%	0	0.0%
30.	April A. Humblias	Relative (Wife) to the Director / Insider	100	100	0.0%	0.002%	0	0.0%
31.	Izrael Cohen	-	100	100	0.0%	0.002%	0	0.0%
32.	Leaddog Capital Partners, Inc.	Joseph B. LaRocco (President)	100	100	0.0%	0.002%	0	0.0%
33.	Leaddog Capital Markets, LLC	Chris Messalas (CEO)	100	100	0.0%	0.002%	0	0.0%
34.	Kelly T. Hickel	-	100	100	0.0%	0.002%	0	0.0%
35.	Mia L. Catechis	-	100	100	0.0%	0.002%	0	0.0%
36.	Phillip Forman	-	100	100	0.0%	0.002%	0	0.0%
37.	Vasilios Vordonis	-	100	100	0.0%	0.002%	0	0.0%
38.	Neil Mohinani	-	100	100	0.0%	0.002%	0	0.0%
39.	Stamatios Catechis	-	100	100	0.0%	0.002%	0	0.0%
40.	Mark Kaspiev	-	100	100	0.0%	0.002%	0	0.0%
41.	Rodney P. Leibowitz	-	100	100	0.0%	0.002%	0	0.0%
42.	Antonio Suffren	-	100	100	0.0%	0.002%	0	0.0%
43.	Themistoclis Catechis	-	100	100	0.0%	0.002%	0	0.0%
44.	Olga Humblias	-	100	100	0.0%	0.002%	0	0.0%
-	Total	-	4'145'800	441'800	10.7%	100.000%	3'704'000	89.3%

1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

2)	Assumes all of the shares of common stock offered are sold and, 4,145,800 common shares are issued and outstanding.

3)	Natural persons who exercise voting or investment control or both for the selling shareholders

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

To our knowledge, none of the selling shareholders or their beneficial owners:

• has had a material relationship with us other than as a shareholder at any time within the past three years; or
• has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
• are broker-dealers or affiliated with broker-dealers.

We may require the selling shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement, untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this Prospectus.

PLAN OF DISTRIBUTION

This prospectus relates to the registration of 441,800 shares of common stock on behalf of the selling stockholders. We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD (FINRA) regarding our Form 211 application. Upon effectiveness of this registration we will seek out a market maker.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

SALES BY SELLING SHAREHOLDERS

The selling shareholders may sell up to 441,800 common shares at a fixed price of $1.00 or prevailing market prices or privately negotiated prices once our shares of common stock are quoted on the Over-the-Counter Bulletin Board or listed for trading or quoted on any other public market.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

•	on such public markets as the common stock may be trading;

•	in privately negotiated transactions; or

•	in any combination of these methods of distribution.

The sales price to the public may be:

•	$1.00 as in this offering

•	the market price prevailing at the time of sale;

•	a price related to such prevailing market price; or

•	such other price as the selling shareholders determine.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

•	not engage in any stabilization activities in connection with our common stock;

•	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

•	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

SECURITY HOLDERS

As of March 20, 2010 , there were 4,145,800 common shares issued and outstanding, which were held by 44 stockholders of record.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

DIVIDEND POLICY

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period ended December 31, 2008 and December 31, 2009 included in this Prospectus have been audited by the firm of Maddox Ungar Silberstein, PLLC. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Novi & Wilkin has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

STATUS OF ANY PUBLICLY ANNOUNCED NEW SERVICES

The Company currently has made no public announcements regarding its services.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

There are no full-time or part-time employees at this time.

DESCRIPTION OF PROPERTY

We lease the following property:

•	Address: 81 Elmwood Avenue, Ho-Ho-Kus, NJ 07423
•	Number of Square Feet: 200
•	Name of Landlord: Global Alternative Capital Group LLC
•	Term of Lease: Quarterly payment in advance
•	Monthly Rental: $300
•
Adequate for current needs: It is adequate for the current situation of starting and setting up the operational business. But it is not adequate in the mid and long term. Actually, the management is evaluation several possible locations, where to have the company’s headquarter and operations center in the future.

The Company does not own any real estate or land property.

LEGAL PROCEEDINGS

There are no lawsuits filed or pending against the Company by others, and no lawsuits filed or pending against others by the Company. There are no contingencies, sureties or guaranties in existence.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of March 20, 2010 , the Company has a total of 44 shareholders. No public market currently exists for shares of our common stock.  Concurrently with the completion of this offering, we will be applying to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

STOCK TRANSFER AGENT

None at this time

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm (PCOAB) to our shareholders in our annual reports. The unaudited financial statement for the nine months at September 30, 2009, and the audited financials from inception to December 31, 2008 immediately follows.

EURO SOLAR PARKS, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

EURO SOLAR PARKS, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2009

PAGE

Report of Independent Registered Public Accounting Firm	F-1

FINANCIAL STATEMENTS:

Balance Sheets as of December 31, 2009 and 2008	F-2

Statements of Operations for the Year ended December 31, 2009 and the Period ended December 31, 2008 and for the Period from October 21, 2008 (Inception) to December 31, 2009	F-3

Statement of Stockholders’ Equity for the Period from October 21, 2008 (Inception) to December 31, 2009	F-4

Statements of Cash Flows for the Year ended December 31, 2009 and the Period ended December 31, 2008 and for the Period from October 21, 2008 (Inception) to December 31, 2009	F-5

Notes to the Financial Statements	F-6 – F-10

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Euro Solar Parks, Inc.
Ho-ho-Kus, New Jersey

We have audited the accompanying balance sheets of Euro Solar Parks, Inc., a Nevada Corporation, as of December 31, 2009 and 2008 and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended and for the period from October 21, 2008 (date of inception) through December 31, 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Euro Solar Parks, Inc., as of December 31, 2009 and 2008 and the results of its operations and cash flows for the periods then ended and for the period from October 21, 2008 (date of inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Euro Solar Parks, Inc. will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has incurred losses from operations, has limited working capital, and is in need of additional capital to grow its operations so that it can become profitable.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 7. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan
March 13, 2010

EURO SOLAR PARKS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

DECEMBER 31, 2009 and 2008

ASSETS
	December 31, 2009	December 31, 2008
Current Assets
Cash and cash equivalents	$39,566	$-
Stock subscription receivable	0	97,753
Prepaid expenses	8,333	0
Total Current Assets	47,899	97,753

Total Assets	$47,899	$97,753

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable - trade	$8,652	$6,500
Accrued expenses - related party	15,977	14,859
Total Current Liabilities	24,629	21,359

Total Liabilities	24,629	21,359

Stockholders' Equity
Common stock, $.001 par value, 100,000,000 shares authorized, 4,145,800 and 4,054,000 shares issued and outstanding, respectively	4,146	4,054
Additional paid-in capital	98,587	93,699
Cumulative translation adjustment	(2)	0
Deficit accumulated during the development stage	(79,461)	(21,359)
Total Stockholders' Equity	23,270	76,394

Total Liabilities and Stockholders' Equity	$47,899	$97,753

Accompanying notes are an integral part of the financial statements.

EURO SOLAR PARKS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009 AND PERIOD ENDED DECEMBER 31, 2008
FOR THE PERIOD FROM OCTOBER 21, 2008 (INCEPTION) TO DECEMBER 31, 2009

	For the year ended December 31, 2009	For the period ended December 31, 2008	For the period from October 21, 2008 (Inception) to December 31, 2009

REVENUES	$-	$-	$-

EXPENSES
Advertising expense	3,000	0	3,000
Bank charges	5,950	66	6,016
Director fees	10,350	1,667	12,017
Professional fees	34,581	19,626	54,207
Rent expense	1,800	0	1,800
Website maintenance	2,421	0	2,421

TOTAL EXPENSES	58,102	21,359	79,461

LOSS FROM OPERATIONS	(58,102)	(21,359)	(79,461)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(58,102)	$(21,359)	$(79,461)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	4,110,974	4,054,000

NET LOSS PER SHARE	$(0.01)	$(0.01)

The accompanying notes are an integral part of the financial statements.

EURO SOLAR PARKS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 21, 2008 (INCEPTION) TO DECEMBER 31, 2009

	Common Stock		Additional Paid in	Cumulative Translation	Deficit Accumulated During the Development	Total
	Shares	Amount	Capital	Adjustment	Stage	Equity

Balance, October 21, 2008	0	$-	$-	$-	$-	$-

Common stock issued for cash	4,054,000	4,054	93,699	-	-	97,753

Net loss for the period ended December 31, 2008	-	-	-	-	(21,359)	(21,359)

Balance, December 31, 2008	4,054,000	4,054	93,699	0	(21,359)	76,394

Common stock issued for cash	86,800	87	4,543	-	-	4,630

Common stock issued for services	5,000	5	345	-	-	350

Net loss and cumulative translation adjustment for the year ended December 31, 2009	-	-	-	(2)	(58,102)	(58,104)

Balance, December 31, 2009	4,145,800	$4,146	$98,587	$(2)	$(79,461)	$23,270

The accompanying notes are an integral part of the financial statements.

EURO SOLAR PARKS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2009 AND PERIOD ENDED DECEMBER 31, 2008

FOR THE PERIOD FROM OCTOBER 21, 2008 (INCEPTION) TO DECEMBER 31, 2009

	For the year ended December 31, 2009	For the period ended December 31, 2008	For the period from October 21, 2008 (Inception) to December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(58,102)	$(21,359)	$(79,461)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock issued for services	350	0	350
Changes in:
Prepaid expenses	(8,333)	0	(8,333)
Accounts payable	2,152	6,500	8,652
Accrued expenses	1,118	14,859	15,977
Net Cash Used by Operating Activities	(62,815)	0	(62,815)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cumulative translation adjustment	(2)	0	(2)
Net Cash Used By Investing Activities	(2)	0	(2)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock subscription receivable	97,753	(97,753)	0
Issuance of common stock	92	4,054	4,146
Additional paid-in capital	4,538	93,699	98,237
Net Cash Provided By Financing Activities	102,383	0	102,383

Net Increase in Cash and Cash Equivalents	39,566	0	39,566

Cash and Cash Equivalent, Beginning of Period	0	0	0

Cash and Cash Equivalents, End of Period	$39,566	$-	$39,566

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of the financial statements.

EURO SOLAR PARKS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2009

NOTE 1 – NATURE OF BUSINESS

Euro Solar Parks, Inc. was incorporated in Nevada on October 21, 2008.  The Company’s business purpose is building and operating commercial solar power plants with a focus on the European solar energy market.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 fiscal year end.

Development Stage Company
The accompanying financial statements have been prepared in accordance with accounting principles relating to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Cash and Cash Equivalents
For purposes of the accompanying financial statements, the Company considers all highly liquid instruments with an initial maturity of three months or less to be cash equivalents.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred $3,000 and $0 of advertising expense during the periods ended December 31, 2009 and 2008, respectively.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses, payables and accrued expenses.  The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

EURO SOLAR PARKS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Tax
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (ASC 740-10). SFAS No. 109 (ASC 740-10) requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

Recent Accounting Pronouncements
In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 165 (ASC 855-10) during the quarter ended September 30, 2009 did not have a significant effect on the Company’s financial statements as of that date or for the quarter or year-to-date period then ended.

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

Stock-based compensation
As of December 31, 2009, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R (ASC 718) effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R (ASC 718).

EURO SOLAR PARKS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income (Loss)
The Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements.  There were no items of comprehensive income (loss) applicable to the Company during the period covered in these financial statements.

Net Loss Per Share
We present basic loss per share on the face of the statement of operations.  Basic loss per share is calculated as income available to common stockholders divided by the weighted average number of shares outstanding during the period.  As of December 31, 2009, the Company had no stock options or securities convertible into any form of equity outstanding; therefore, no diluted loss per share is shown.  All shares issued as part of our initial capitalization have been treated as having been outstanding since our inception on October 21, 2008

NOTE 3 – PREPAID EXPENSES

Prepaid expenses consist of ten months of services with a shareholder of the Company from a one year contract expiring October 30, 2010.

NOTE 4 – ACCRUED EXPENSES

Accrued expenses consisted of the following:

	December 31, 2009	December 31, 2008
Accrued professional fees	$14,964	$13,126
Accrued director fees	-0-	1,667
Accrued expenses	1,013	66
Total Accrued Expenses	$15,977	$14,859

NOTE 5 – INCOME TAXES

For the periods ended December 31, 2009, the Company has incurred net losses and therefore has no tax liability.  The cumulative loss of $79,461 will be carried forward and can be used to offset future taxable income.  The net operating loss begins expiring in 2028.  In the future, the cumulative net operating loss carry forward for income tax purposes may differ from the cumulative financial statement loss due to timing differences between book and tax reporting.

SFAS No. 109 (ASC 740-10) requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

EURO SOLAR PARKS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2009

NOTE 5 – INCOME TAXES (CONTINUED)

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

Refundable Federal income tax attributable to:	December 31, 2009	December 31, 2008
Current Operations	$19,755	$7,262
Less: valuation allowance	(19,755)	(7,262)
Net provision for Federal income taxes	$0	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

Deferred tax asset attributable to:	December 31, 2009	December 31, 2008
Net operating loss carryover	$27,017	$7,262
Less: valuation allowance	(27,017)	(7,262)
Net deferred tax asset	$0	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $79,461 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company has entered into an agreement with a shareholder for his services as director and officer of the Company for a period of one year commencing on the date of the agreement, being October 30, 2009.  The agreement is for a base fee of $10,000.  Two months of the contract amount have been expensed at December 31, 2009.  The agreement also provides that the shareholder receive 5,000 shares of common stock subject to Rule 144, which were issued in May 2009 and valued at $.07 cents per share or $350.

NOTE 7 – STOCKHOLDERS’ EQUITY

In 2008, the Company issued 4,054,000 shares of common stock.  These shares were recorded as stock subscription receivable at December 31, 2008, as payment for these shares was not made in 2008.  The Company received $97,753 for the stock during May 2009.

For the year ended December 31, 2009, the Company issued an additional 91,800 shares of common stock.  The Company received $4,635 for these shares at various dates during 2009.

There were 4,145,800 shares of common stock outstanding as of December 31, 2009.

EURO SOLAR PARKS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2009

NOTE 8 – OPERATING LEASE

The Company leases office space under an operating lease from a director of the Company.  The lease began July 1, 2009 and is payable quarterly at $300 per month.  The lease ends upon notification by written notice not less than 90 days prior to the date of termination.  No security deposit was required.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to December 31, 2009 to the date these financial statements were filed with the Securities and Exchange Commission, and has determined that it does not have any material subsequent events to disclose in these financial statements.

NOTE 10 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has sustained losses since inception.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

In view of this matter, the ability of the Company to continue as a going concern is dependent upon growth of revenues and the ability of the Company to raise capital from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management believes that its successful ability to raise capital and increases in revenues will provide the opportunity for the Company to continue as a going concern.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read this section in conjunction with our financial statements and the related notes included in this Prospectus. Some of the information contained in this section or set forth elsewhere in this Prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements.

OVERVIEW/BUSINESS OF ISSUER/ PLAN OF OPERATION

Euro Solar Parks, Inc. (“Euro Solar Parks”) intends to develop, build and operate commercial solar power plants with a focus on the European solar energy market.

Euro Solar Parks will act as a holistic general contractor, which means that the company will manage and control the entire process from development to construction up to operation and maintenance of solar power plants.

Operations means, that the company will sell the electricity, produced by the wholly-owned solar power plant, to the local and/or national power networks of its target markets.

a.        Describe how these products or services are to be produced or rendered and how and when the Company intends to carry out its activities. If the Company plans to offer a new product(s), state the present stage of development, including whether or not a working prototype(s) is in existence. Indicate if completion of development of the product would require a material amount of the resources of the Company and the estimated amount. If the Company is or is expected to be dependent upon one or a limited number of suppliers for essential raw materials, energy or other items, describe. Describe any major existing supply contracts.

The Company will act as a holding company which will own 100% of the equity of local operating companies as subsidiaries’ they either acquire or develop   The day-to-day operations   of these subsidiaries  will be   managed in those countries where the group intends to have its solar power plants.

Euro Solar Parks, Inc. will control the local operating companies (country subsidiaries). This means the company will take care for the financial controlling and reporting of the entire group, will monitor the day-to-day operations of the local subsidiaries and will be responsible for investor and public relations and fund raising.

At the current development stage, Euro Solar Parks, Inc. will coordinate the evaluation and assessment procedures for the development of such solar power plants. This includes the research for and assessment of appropriate building land resources; the monitoring of the necessary governmental licensing procedures; the evaluation of appropriate engineers, hardware (PV systems) and software.

The company plans to commence with the operational work at the beginning of 2010, which will include, first of all, the formation of the first local subsidiary, the set-up of local office infrastructure and engagement of operational staff.  Furthermore, the company will drive the development of its first solar power plant project through initializing the acquisition process of necessary land resources and immediate start of the detailed planning work for a first solar power plant with an approximate power output up to 6 megawatt peak (MWp).  Parallel to the ongoing development work, the company will enter into negotiations with banks, institutional investors and government investment funds to ensure a proper project financing, which is fundamental precondition to start with the plant construction work.

Based on our research on several comparable projects, we expect a total development time frame of 9 to 12 months maximum until the first power plant will be ready to start feeding the grid. For the period of the next 12 months, we estimate costs from $100,000 to $150,000 to finance the start of our operational work.

As of today, we are not able, yet, to determine in detail the amount of cash and capital requirements to finance the acquisition of land resources and the construction of our first solar power plant, since acquisition and construction cost depend on the current demand and supply situation in a specific target market. The development of appropriate financing concepts will be part of the early operational work.

Hardware includes, first of all, the necessary PV-systems; software includes the necessary controlling software to run a solar power plant.

The Company plans to start with operational work during the second quarter of 2010 and expects first revenues from operations in 2011.

b.        Describe the industry in which the Company is selling or expects to sell its products or services and, where applicable, any recognized trends within that industry. Describe that part of the industry and the geographic area in which the business competes or will compete.

The company works in the Energy Sector; especially in the field of renewable energy with focus on solar energy, and the construction, operation and maintenance of related solar power plants.

The product that the company will sell is electricity, produced through solar energy.

The company focuses on emerging markets in Eastern Europe and South America that guarantee, for a period of at least 25 years, growing demand for renewable energy, attractive input charges and low maintenance cost.

Geographic markets of major interest are: Rumania, Ukraine, and Bulgaria as well as Turkey and Greek and several local markets in South-America.

Eastern Europe will benefit from direct and indirect support from the European Union in form of significant subsidies through the next twenty to thirty years; especially in the fields of renewable energy.

c.        Indicate whether competition is or is expected to be by price, service, or other basis. Indicate (by attached table if appropriate) the current or anticipated prices or price ranges for the Company's products or services, or the formula for determining prices, and how these prices compare with those of competitors' products or services, including a description of any variations in product or service features. Name the principal competitors that the Company has or expects to have in its area of competition. Indicate the relative size and financial and market strengths of the Company's competitors in the area of competition in which the Company is or will be operating. State why the Company believes it can effectively compete with these and other companies in its area of competition.

The production and sale of renewable energy is actively supported by the European Union and its member countries through various means such as subsidies, investment programs, tax incentives and guaranteed feed-in tariffs (aka input charges).

Feed-in tariffs are based on the obligation of the European countries to purchase renewable energy at a price level that allows competing against traditional electricity suppliers.

Within the European Union, feed-in tariffs range from about EUR 0.20 to EUR 0.55 per kWh. There is no common flat unit price throughout the entire European Union but different input charges for each single member country, based on the individual Renewable Energy Act of each European Union member country.

Feed-in tariffs (or input charges) depend on a selection of different parameters:

•	Geographical market (each country defines its own feed-in tariff structure)

•	Specific size of a solar power plant (indicated by megawatt output (MW) and kilowatt peak)

•	Specifically average output volume (indicated by kilowatt per hour)

•	Type of solar power plant and interconnection to other power plants

Other factors that have a significant influence on feed-in tariffs and, therefore, on the company’s revenue, cash flows and profits are:

•	Duration of state-guaranteed feed-in tariffs (defined by each country; the range goes from 20 to 30 years)

•	Rate of price degression (usually state-guaranteed feed-in tariffs decrease over the a certain time period by a certain percentage; such degression degree can range between 3% and 6% per year)

•	Inflation (some European countries fix the annual feed-in tariff with the national inflation rate)

All the above mentioned factors and parameters finally have a significant influence of the total revenue, cash flow and profit of each specific country company and, therefore, on the consolidated financials of the entire Euro Solar Park Group.

d.        Describe specifically the marketing strategies the Company is employing or will employ in penetrating its market or in developing a new market. Set forth below the timing and size of the results of this effort which will be necessary in order for the Company to be profitable. Indicate how and by whom its products or services are or will be marketed (such as by advertising, personal contact by sales representatives, etc.), how its marketing structure operates or will operate and the basis of its marketing approach, including any market studies. Name any customers that account for, or based upon existing orders will account for a major portion (20% or more) of the Company's sales. Describe any major existing sales contracts.

Euro Solar Parks, Inc. intends to develop solar power plants for nation-wide general power networks. Target clients are national utility corporations, owned either by a government body or private shareholders who will purchase electricity directly from the company’s local solar power plants. However, Euro Solar Parks does not intend to develop and/or build insular plants, which are only used for supplying buildings and smaller private communities and that are not connected to the nation-wide network. Therefore, Euro Solar Parks, Inc. will only handle B2B customers but not retail customers. The advantage of network operation is that the energy will be consumed at any time, even if the producer does not currently need the energy.

To successfully enter the targeted markets, excellent relationships to senior decision makers of governmental bodies and/or private utility companies are crucial key success factors.

The company is developing an external network of representatives and lobbyist who are in charge of providing access to the relevant decision makers of governmental bodies and private utility companies.

Currently, Euro Solar Parks, Inc. does not have any customers and has not signed any sales contracts so far.

e.        State the number of the Company's present employees and the number of employees it anticipates it will have within the next 12 months. Also, indicate the number by type of employee (i.e., clerical, operations, administrative, etc.) the Company will use, whether or not any of them are subject to collective bargaining agreements and the expiration date of any collective bargaining agreement(s). If the Company's employees are on strike, or have been in the past three years, or are threatening to strike, describe the dispute. Indicate any supplemental benefits or incentive arrangements the Company has or will have with its employees.

As of today, the company does not have any full time or part time employees. It is planned that the operational staff will be employed through the company’s subsidiaries. The business plan foresees that the company will start its operational business in early 2010. Thus, the company expects to hire local staff in 2010.

The amount of employees depend on the amount of solar power plants, a specific country company will operate in the future. The typical staffing for one company managing one solar power plant will include:

General Manager (aka: County Manager):           1

Accounting, Finance & Controlling:                     2

Development & Operations Engineers:                1 to 3

Marketing & Sales, Customer Relationship:        1

Assistants & General Clerks:                                  1 to 3

Range / total amount of employees expected:      6 to 10

f.        Describe generally the principal properties (such as real estate, plant and equipment, patents, etc.) that the Company owns, indicating also what properties it leases and a summary of the terms under those leases, including the amount of payments, expiration dates and the terms of any renewal options. Indicate what properties the Company intends to acquire in the immediate future, the cost of such acquisitions and the sources of financing it expects to use in obtaining these properties, whether by purchase, lease or otherwise.

The company does not own any kind of properties, real estate, plant and equipment, patents, etc. so far. It is not planned that the company will acquire and own properties, real estate, plant and equipment, patents, etc.

The business plan foresees that any kind of real estate properties, plant and equipment will be acquired, hold and managed by the company’s local subsidiaries.

In the field of intellectual properties (“IP”) it might be possible, that Euro Solar Parks, Inc. acquires rights, claims and/or patents in the future. Currently, there are no concrete intentions to do so.

g.        Indicate the extent to which the Company's operations depend or are expected to depend upon patents, copyrights, trade secrets, know-how or other proprietary information and the steps undertaken to secure and protect this intellectual property, including any use of confidentiality agreements, covenants -not-to-compete and the like. Summarize the principal terms and expiration dates of any significant license agreements. Indicate the amounts expended by the Company for research and development during the last fiscal year, the amount expected to be spent this year and what percentage of revenues research and development expenditures were for the last fiscal year.

The business activity of Euro Solar Parks, Inc. does not depend directly on any kind of patents, copyright, trade secrets etc.

Special knowledge and expertise is required for all the topics and tasks regarding the construction and operation of the planned solar power plants. This knowledge and expertise may be acquired by hiring appropriate employees and/or engaging appropriate advisors and engineering firms.

Critical topics are the evaluation, selection and acquisition of the necessary photovoltaic systems (PV Systems or PV Modules including maintenance agreements). PV systems need to meet the geographical and meteorological preconditions, needs and requirements of a specific geographical target market. The selection of a PV system that meets exactly the requirements of a specific geographical target market is essential for the ability of a solar power plant, to produce efficient and profitable.

From this point of view, Euro Solar Parks, Inc. mainly depends on the knowledge and expertise of potential suppliers of PV systems.

h.        If the Company's business, products, or properties are subject to material regulation (including environmental regulation) by federal, state or local governmental agencies, indicate the nature and extent of regulation and its effects or potential effects upon the Company.

There are three major fields where important regulations are expected:

a) Building land:   Land resources usually have to be licensed for industrial / commercial purpose. It is furthermore expected, that land resources, which shall be used for the construction and operation of solar power plants, need additional extra licenses. The licensing procedure may depend from local procedures and must be evaluated according to the markets where Euro Solar Parks, Inc. intends to enter.

b) Energy supply:   Solar power plants usually need special operation licenses, issued by governmental energy agencies. These licenses include the approval to produce electricity and the approval to connect with and feed national and/or local power networks. The corresponding application procedures vary from country to country and depend on the current policies of the targeted country markets.

c) Official acceptance as an energy supplier with the right for state-guaranteed feeding prices (aka “Input Charges”):   The acceptance and approval as an official energy supplier goes along with the issuance of operation licenses, which qualify a utility company to feed national and/or local power networks with solar electricity. This acceptance is an essential pre-condition to sell solar electricity at prices, which are guaranteed by the government and supported by national and/or supra-national subsidies.

Without the necessary licenses, approvals and authorizations, the company will not be able to run its business as planned, and therefore will not be able to generate revenues and profits.

i.        State the names of any subsidiaries of the Company, their business purposes and ownership, and indicate which are included in the Financial Statements attached hereto. If not included, or if included but not consolidated, please explain.

The company has no subsidiaries so far.

j.           Summarize the material events in the development of the Company (including any material mergers or acquisitions) during the past five years, or for whatever lesser period the Company has been in existence. Discuss any pending or anticipated mergers, acquisitions, spin-offs or recapitalizations. If the Company has recently undergone a stock split, stock dividend or recapitalization in anticipation of this offering, describe.

There have not been any M&A, yet, and are no pending M&A, acquisitions, spin-offs or recapitalizations so far. There has not been any kind of stock split, stock dividend or dividend or recapitalization in anticipation of this offering.

It is planned to incorporate local country subsidiaries in the future. These local country subsidiaries may be directly incorporated or acquired through direct purchase; the necessary procedure and execution depend on the starting situation when deciding to enter a specific geographic market. However, the necessary evaluations are ongoing but no acquisition has been executed so far.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED SEPTEMBER 30, 2009

LIQUIDITY

We have current assets at December 31, 2009 of $47,899 , including cash of $39,566 . We will be reliant upon shareholder loans, private placements or public offerings of equity to fund any kind of operations. We have secured no sources of loans. We had no cash flow or revenues during the year ended December 31, 2009 .

Based on our research on several comparable projects, we expect a time frame of 9 to 12 months to construct and complete our first operational power plant. This time frame will include the planning and construction of the power plant and its connection to the power grid. The total time of development can vary depending on the size and location of our first solar power plant and the availability of sub-contractors and building materials.

For 2010 we estimate start-up costs of $100,000 to $150,000 to finance the start of our early operational work. This will include the set-up of our first local office infrastructure, the engagement of operational staff and the start of some pre-planning and development work for the first solar power plant project. These start-up costs do not include any costs for the acquisition of land resources or the start of any construction and building work for the first solar power plant.

The acquisition of land resources and the construction of our first solar power plant will require additional investment capital either in form of equity capital, mezzanine financing or any type of senior loans. Once the first local infrastructure has been set up, we will prepare a project-specific feasibility study; develop an appropriate financing concept and start negotiations with potential investors, such as banks, private investment funds and government agencies.

As of today, we are not able, yet, to determine in detail the amount of cash and capital requirements to finance the acquisition of land resources and the construction of our first solar power plant, since acquisition and construction cost mainly depend on the current demand and supply situation in a specific target market.

The preparation of detailed feasibility studies and appropriate financing concepts will be part of our operational work. We project the following operational timetables for the next 24 months:

#	Events / Milestones	Actions	Time
(1)	Selection of the first market to start	Assessment of the targeted geographical markets. Selection and determination of the first target market, where the company will start developing the first solar power plant.	This procedure has already started.
(2)	Determination of production volume for the defined target market	Definition of the amount and size of solar power plants to be projected in the starting target market.	This procedure has already started and is a constantly on-going process for several target markets.
(3)	Set-up of the local operations	Incorporation of the local country corporation, set-up of the office infrastructure and employment of the local staff	1 to 3 months; depending on the local circumstances
(4)	Purchase and licensing of the necessary building land resources	Research, assessment and purchase of the necessary building land resources; licensing of the building land resources for commercial / electricity production purpose.	1 to 3 months
(5)	Development and planning of the first solar power plant	General planning of the first solar power plant, including research, assessment and selection of the appropriate PV systems.	Up to 3 months – depending on the quality of engaged sub-contractors
(6)	Construction of the first solar power plant	Construction and completion of the power plant up to connection to the power grid.	Up to 9 months – depending on size and location of the power plant and the availability of sub-contractors and building materials
(7)	Assessment and start of further projects	Assessment, determination and development of further projects in the same or in different geographic target markets.	Up to 12 months in total

SHORT TERM

On a short-term basis, we have generated no revenues to cover operations.  However, we will have insufficient revenue to satisfy current and recurring liabilities as we continue to build the business. For short term needs we will be dependent on receipt, if any, of public offering or private placement proceeds.

Our assets consist of a checking account with a balance of $39,566 , and prepaid expenses of $8,333 as of December 31, 2009 .

Our total liabilities are $24,629 as of December 31, 2009 .  Subsequently, we are incurring significant liabilities in connection with our registration statement on Form S-1.

The following table sets forth an estimate of the costs and expenses payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee	$37
Blue Sky Expense	250
Legal fees and expenses	50,000
Accountants’ fees and expenses	10,000

Total	$60,287

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by the Company.

CAPITAL RESOURCES

We have only common stock as our capital resource.

As we continue to build markets for ESP services and programs, substantial capital will be needed to pay for sales and marketing, website development, equipment and service, plus usual start up and normal operating costs.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our expected cash requirements; therefore, we will have to seek loans or equity placements.

No commitments to provide additional funds have been made by our management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

We will need additional capital to support our proposed future development. We have no revenues at this time. We have no committed source for additional funding. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or income, and could fail in business as a result of these uncertainties.

LIMITED FINANCING

We may borrow money to finance our future operations. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so. Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this offering.

OFF-BALANCE SHEET ARRANGEMENTS

The Company maintains no off-balance sheet arrangements.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. However, the Company has no revenues and is in its development stage, and currently lacks the capital to pursue its business plan. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

DESCRIBE ANY UNUSUAL OR INFREQUENT EVENTS OR TRANSACTIONS OR ANY SIGNIFICANT ECONOMIC CHANGES THAT MATERIALLY AFFECTED THE AMOUNT OF REPORTED INCOME FROM CONTINUING OPERATIONS AND, IN EACH CASE, INDICATE THE EXTENT TO WHICH INCOME WAS SO AFFECTED. IN ADDITION, DESCRIBE ANY OTHER SIGNIFICANT COMPONENTS OF REVENUES OR EXPENSES THAT, IN THE REGISTRANT'S JUDGMENT, SHOULD BE DESCRIBED IN ORDER TO UNDERSTAND THE REGISTRANT'S RESULTS OF OPERATIONS.

We have yet to initiate operations and know of no unusual or infrequent events or transactions or any significant economic changes that would materially affected the amount of reported income from future operations

DESCRIBE ANY KNOWN TRENDS OR UNCERTAINTIES THAT HAVE HAD OR THAT THE REGISTRANT REASONABLY EXPECTS WILL HAVE A MATERIAL FAVORABLE OR UNFAVORABLE IMPACT ON NET SALES OR REVENUES OR INCOME FROM CONTINUING OPERATIONS.

At this time we know of no specific trends or uncertainties that would materially impact our current business plan.

IF THE REGISTRANT KNOWS OF EVENTS THAT WILL CAUSE A MATERIAL CHANGE IN THE RELATIONSHIP BETWEEN COSTS AND REVENUES (SUCH AS KNOWN FUTURE INCREASES IN COSTS OF LABOR OR MATERIALS OR PRICE INCREASES OR INVENTORY ADJUSTMENTS), THE CHANGE IN THE RELATIONSHIP SHALL BE DISCLOSED.

At this time we know of no specific events or uncertainties that would materially impact our current business plan, we have had no past or current operations.

TO THE EXTENT THAT THE FINANCIAL STATEMENTS DISCLOSE MATERIAL INCREASES IN NET SALES OR REVENUES, PROVIDE A NARRATIVE DISCUSSION OF THE EXTENT TO WHICH SUCH INCREASES ARE ATTRIBUTABLE TO INCREASES IN PRICES OR TO INCREASES IN THE VOLUME OR AMOUNT OF GOODS OR SERVICES BEING SOLD OR TO THE INTRODUCTION OF NEW SERVICES OR SERVICES.

There have been no material changes in net sales or revenues.

FOR THE TWO MOST RECENT FISCAL YEARS OF THE REGISTRANT, OR FOR THOSE FISCAL YEARS IN WHICH THE REGISTRANT HAS BEEN ENGAGED IN BUSINESS, WHICHEVER PERIOD IS SHORTEST, DISCUSS THE IMPACT OF INFLATION AND CHANGING PRICES ON THE REGISTRANT'S NET SALES AND REVENUES AND ON INCOME FROM CONTINUING OPERATIONS.

The Company is a start up and has had no operations. However, one can only assume as the company grows it would need to make necessary adjustments to higher prices and future market conditions as would all of its competitors to stay competitive in the market place.

CRITICAL ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

BASIC EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE AND COST RECOGNITION

We recognize revenue at the time the services and products are paid for. We follow EITF Issue 00-10, “Accounting for Shipping and Handling Fees and Costs” (Issue 00-10). Issue 00-10 requires that all amounts billed to customers related to shipping and handling should be classified as revenues. Our service costs include amounts for shipping and handling, therefore, we charge our customers shipping and handling fees at the time the services are shipped or when services are performed. The cost of shipping services to the customer is recognized at the time the services are shipped to the customer and our policy is to classify them as shipping expenses. The cost of shipping services to the customer is classified as shipping expense.

Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101) and Staff Accounting Bulletin No. 104, Revenue Recognition, corrected copy (SAB 104) address certain criteria for revenue recognition. SAB 101 and SAB 104 outline the criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Our revenue recognition policies comply with the guidance contained in SABs 101 and 104.

INCOME TAXES

At December 31, 2009 , the Company had no income.

NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155, 157, and 158 and their effect on the Company.

Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" – an amendment of FASB Statements No. 87, 88, 106, and 123R. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements.

Statement No. 155, Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statement No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

OFFICERS AND KEY PERSONNEL OF THE COMPANY

The address of each executive officer and director is c/o the Company:

Euro Solar Parks, Inc.
81 Elmwood Avenue
Ho-ho-Kus, NJ 07423, USA

DIRECTORS OF THE COMPANY

Number of Directors: 1

Directors are elected annually.

Currently, Mr. Dimitrios Argyros serves as the Company’s Chairman and CEO. In this role, he is responsible for the global business development and investment strategy of Euro Solar Parks, Inc. Mr. Argyros has been in the finance and investment industry for more than 17 years. During this time he accumulated broad experience in multinational investment and development projects. Thanks to his Greek roots, he has been able to build a global network of senior executives throughout the US American and European investment community.

The following table shows an overview of Mr. Argyros’ work experience and educational background:

Date:	Dec-2008 to Aug-2009
Company:	Brookestone Securities, Inc.
Position:	Investment Manager Institutional Sales
Tasks:	Marketing of investment products (PIPE, Equity, Special Purpose Financing); turnaround management; financial analysis.

Date:	Sep-2006 to Nov-2008
Company:	BDO Seidman Consulting Group
Position:	Senior Quality Control Specialist (Contractor)
Tasks:	Quality assurance; AML Surveillance; development and implementation of QA processes; compliance, monitoring and controlling processes.

Date:	Nov-2004 to Oct-2007
Company:	Madison Consulting Group
Position:	Project Consultant Investment Banking
Tasks:
Various investment banking consulting projects for UBS AG and Deutsche Bank AG in the fields of AML/KYC analyst department, gap analysis, case management, risk management, management of Institutional & Wealth Accounts located in High Risk Sensitive Countries (such as Hedge Funds, Banks, Limited Partnerships, Government Entities and Trusts).

Education:	MBA in International Finance (Jan-1993); Bachelor of Science in Finance (May-1990); Securities / Registered Representative Series #7 and #63.

Languages:	English, Greek (bilingual; fluent reading and writing; accredited official translator for AML/Bank Secrecy purposes).

LIST OF OUTSIDE/INDEPENDENT DIRECTORS

None

HAVE ANY OF THE OFFICERS OR DIRECTORS EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS AS THE COMPANY?

No

IF ANY OF THE OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL HAVE EVER WORKED FOR OR MANAGED A COMPANY IN THE SAME BUSINESS OR INDUSTRY AS THE COMPANY OR IN A RELATED BUSINESS OR INDUSTRY, DESCRIBE WHAT PRECAUTIONS, IF ANY, (INCLUDING THE OBTAINING OF RELEASES OR CONSENTS FROM PRIOR EMPLOYERS) HAVE BEEN TAKEN TO PRECLUDE CLAIMS BY PRIOR EMPLOYERS FOR CONVERSION OR THEFT OF TRADE SECRETS, KNOW-HOW OR OTHER PROPRIETARY INFORMATION.

Not applicable. There have been no precautions taken.

IF THE COMPANY HAS NEVER CONDUCTED OPERATIONS OR IS OTHERWISE IN THE DEVELOPMENT STAGE, INDICATE WHETHER ANY OF THE OFFICERS OR DIRECTORS HAS EVER MANAGED ANY OTHER COMPANY IN THE START-UP OR DEVELOPMENT STAGE AND DESCRIBE THE CIRCUMSTANCES, INCLUDING RELEVANT DATES.

Mr. Argyros is a very well experienced Senior Management Consultant who brings along a work experience in managing complex business development projects of more than 15 years. Based on this professional background, Mr. Argyros has been appraised as the ideal Senior Executive to build up and develop the international business of Euro Solar Parks, Inc.; especially in High Risk Sensitive Countries, such as Eastern Europe.

Furthermore, Mr. Argyros brings along the necessary experience in the fields of investment management and financial analysis to ensure a proper assessment, valuation and selection of the various solar power plant investment programs, that the company has got in its project pipeline.

IF ANY OF THE COMPANY'S KEY PERSONNEL ARE NOT EMPLOYEES BUT ARE CONSULTANTS OR OTHER INDEPENDENT CONTRACTORS, STATE THE DETAILS OF THEIR ENGAGEMENT BY THE COMPANY.

Mr. Argyros has been engaged on a consulting agreement basis. It is foreseen, that the consulting agreement with Mr. Argyros will be transformed into a regular employment agreement, as soon as the company, respectively its local subsidiaries, start with the regular operational work. This change is expected for early 2010.  This agreement and an amendment to it is included as an exhibit.

IF THE COMPANY HAS KEY MAN LIFE INSURANCE POLICIES ON ANY OF ITS OFFICERS, DIRECTORS OR KEY PERSONNEL, EXPLAIN, INCLUDING THE NAMES OF THE PERSONS INSURED, THE AMOUNT OF INSURANCE, WHETHER THE INSURANCE PROCEEDS ARE PAYABLE TO THE COMPANY AND WHETHER THERE ARE ARRANGEMENTS THAT REQUIRE THE PROCEEDS TO BE USED TO REDEEM SECURITIES OR PAY BENEFITS TO THE ESTATE OF THE INSURED PERSON OR A SURVIVING SPOUSE.

None at this time

IF A PETITION UNDER THE BANKRUPTCY ACT OR ANY STATE INSOLVENCY LAW WAS FILED BY OR AGAINST THE COMPANY OR ITS OFFICERS, DIRECTORS OR OTHER KEY PERSONNEL, OR A RECEIVER, FISCAL AGENT OR SIMILAR OFFICER WAS APPOINTED BY A COURT FOR THE BUSINESS OR PROPERTY OF ANY SUCH PERSONS, OR ANY PARTNERSHIP IN WHICH ANY OF SUCH PERSONS WAS A GENERAL PARTNER AT OR WITHIN THE PAST FIVE YEARS, OR ANY CORPORATION OR BUSINESS ASSOCIATION OF WHICH ANY SUCH PERSON WAS AN EXECUTIVE OFFICER AT OR WITHIN THE PAST FIVE YEARS, SET FORTH BELOW THE NAME OF SUCH PERSONS, AND THE NATURE AND DATE OF SUCH ACTIONS.

No petition under the bankruptcy act or any state insolvency law has been filed by or against the company or its officers, directors or other key personnel. No receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of change of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Pay-outs
Name and Principal Position	Year(1)	Salary	Bonus	Other	Securities Underlying Options / SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay-outs	All Other
Dimitrios Argyros, Director	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil

We were incorporated on October 21, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

(See table in section titled “SELLING SHAREHOLDERS” starting on page 18.)

SUMMARY COMPENSATION

At this time there is no compensation being offered to any of the Officers/Directors

STOCK AND OPTION AWARDS

There have been no stock options or awards other than the original “founders” stock, which was issued for services to the founders.

DIRECTORS’ COMPENSATION

Directors are not compensated.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

There are no employment agreements

INCENTIVE STOCK OPTION PLAN AND INCENTIVE STOCK OPTION AGREEMENT

None at this time

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

None at this time

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The officers and directors currently own 6,000 common shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Beneficial Owner Officer/Directors1)	Percent of Voting Shares Owned2)	Number of Common Issued Shares

Total Shares Outstanding		4,145,800
Total Shares Authorized		100,000,000
Total Shares owned by Officers and Directors		6,000
Agromerkur AG (Hans Wadsack)	69.9%	2,900,000

The address of each executive officer and director is c/o the Company:

Euro Solar Parks, Inc.
81 Elmwood Avenue
Ho-ho-Kus, NJ 07423, USA

1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

2)	Percent of voting shares owned

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this Prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

Euro Solar Parks, Inc.
441,800 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is_____, 2010

PART II  –  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered:

SEC Registration Fee	$37
Blue Sky Expenses	$250
Legal Fees and Expenses	$50,000
Accountants’ Fees and Expenses	$10,000

Total	$60,287

All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

ITEM 14   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 4 of the Articles of Incorporation (as amended) address indemnification of Directors and Officers and provides for the following:

“No director of the corporation will be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except as provided by the Code; and, the corporation will indemnify its directors and officers to the fullest extent permitted by the Code and may, of and to the extent authorized by the board of directors, indemnify any other person whom it has the power to indemnify against liability, reasonable expense, or any other matter whatever; and, the corporation may at the discretion of the board of directors purchase and maintain insurance on behalf of the corporation and any person whom it has the power to indemnify pursuant to law, the certificate of formation, or these bylaws, or otherwise.”

ITEM 15   RECENT SALES OF UNREGISTERED SECURITIES

The Company sold through a Regulation D Rule 506 offering a total of 4,145,800 shares of common stock to 44 investors, at a @ weighted average price of USD 0.025.

These securities were issued pursuant to the exemption provided under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders had the necessary investment intent as required by Section 4(2) and agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder.

#	Shareholder	Payment Contribution			Offering Period
		# of Stocks	Price / Share	Total USD	From
1.	Agromerkur AG	2,900,000	0.003	8,700	01-Jan-09
2.	Checkmate Holdings Inc.	8,000	0.010	80	01-Mar-09
3.	La Rumba S.A.	8,000	0.010	80	01-Mar-09
4.	Feng Shui International Co., Ltd.	10,000	0.010	100	01-Mar-09
5.	Apus Holdings Inc.	10,000	0.010	100	01-Mar-09
6.	Green Coast Partners Ltd.	12,000	0.010	120	01-Mar-09
7.	Centrino Management Co., Ltd.	15,000	0.010	150	01-Mar-09
8.	Celestial Global Holding Inc.	20,000	0.010	200	01-Mar-09
9.	United Equity Capital AG	142,100	0.050	7,105	22-Apr-09
10.	Nali Finance Corp.	149,000	0.070	10,430	27-Apr-09
11.	Una Finance Ltd.	156,400	0.070	10,948	27-Apr-09
12.	Valentino Marketing Ltd.	164,000	0.070	11,480	27-Apr-09
13.	Horst Invest Corp.	172,000	0.070	12,040	27-Apr-09
14.	Frostilos Business Corp.	180,500	0.100	18,050	06-May-09
15.	Partner Capital Investment Ltd.	190,000	0.100	19,000	06-May-09
16.	Dimitrios Argyros	6,000	1.000	1,005	14-May-09
17.	Izrael Cohen	100	1.000	100	14-May-09
18.	Stamatios Catechis	100	1.000	100	14-May-09
19.	Olga Humblias	100	1.000	100	14-May-09
20.	Sven Kriegbaum	100	1.000	100	14-May-09
21.	April A. Humblias	100	1.000	100	14-May-09
22.	Mia L. Catechis	100	1.000	100	14-May-09
23.	Jan Kriegbaum	100	1.000	100	14-May-09
24.	Phillip Forman	100	1.000	100	14-May-09
25.	Mark Kaspiev	100	1.000	100	14-May-09
26.	Themistoclis Catechis	100	1.000	100	14-May-09
27.	Leaddog Capital Partners, Inc.	100	1.000	100	14-May-09
28.	Leaddog Capital Markets, LLC	100	1.000	100	14-May-09
29.	Antonio Suffren	100	1.000	100	14-May-09
30.	Julia Schroeder	100	1.000	100	14-May-09
31.	Marek Schroeder	100	1.000	100	14-May-09
32.	Marisa Schroeder	100	1.000	100	14-May-09
33.	Bennet Schroeder	100	1.000	100	14-May-09
34.	Neil Mohinani	100	1.000	100	14-May-09
35.	Vasilios Vordonis	100	1.000	100	14-May-09
36.	Leano Docal	100	1.000	100	14-May-09
37.	Loris Docal	100	1.000	100	14-May-09
38.	Marcos Docal	100	1.000	100	14-May-09
39.	Birthe Docal	100	1.000	100	14-May-09
40.	Thorsten Foerster	100	1.000	100	14-May-09
41.	Kelly T. Hickel	100	1.000	100	14-May-09
42.	Rodney P. Leibowitz	100	1.000	100	14-May-09
43.	Dirk Schewe	100	1.000	100	14-May-09
44.	Mathias Drews	100	1.000	100	14-May-09
-	Total	4,145,800	-	102,388	-

ITEM 16    EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Novi & Wilkin, Esq. Attorneys at Law
10.1	Argyros Consulting Agreement
10.2	Argyros Consulting Agreement-Amended
10.3	Lease Agreement
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5.1)

ITEM 17    UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  Not applicable.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Ho-Ho-Kus, NJ on March 20, 2010.

Euro Solar Parks, Inc.
(Registrant)

By: /s/ Dimitrios Argyros
Dimitrios Argyros
Chairman and CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dimitrios Argyros	Chairman, President, CEO and CFO, Principal Executive Officer and Principal Accounting Officer	March 20, 2010
Dimitrios Argyros